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GENERAL MAGIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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420 North Mary Avenue
Sunnyvale, California 94085

ISS Recommends General Magic Stockholders Vote FOR Proposals in
Upcoming Special Meeting

DEAR STOCKHOLDER:

     Institutional Shareholder Services Inc. (ISS), the nation’s leading independent stockholder advisory organization, has issued a report recommending that General Magic stockholders vote for both of management’s proposals at the Special Meeting of Stockholders of General Magic, Inc. to be held on February 26, 2002. For the complete report, visit www.generalmagic.com.

     ISS is the world’s largest provider of proxy voting and corporate governance services. It serves more than 700 institutional and corporate clients throughout North America and Europe. ISS analyzes proxy proposals and issues vote recommendations for more than 10,000 U.S. and 10,000 non-U.S. shareholder meetings each year.

     Your proxy has not yet been received for the Special Meeting to be held on Tuesday, February 26, 2002. No matter how many or how few shares you own, your vote is important.

     In order to save the company the additional expense of further solicitation, please take the time todayto sign, date and return the enclosed duplicate proxy in the postage paid envelope as soon as possible.

     If you need another copy of the Proxy Statement or have any questions, please contact MacKenzie Partners, Inc., which is assisting us with the solicitation of proxies, at (800) 322-2885 toll-free or (212) 929-5500 collect.

     We appreciate your prompt attention to this important matter and thank you in advance for your support and interest in the company.

Sincerely,

SUSAN G. SWENSON Chairman, Board of Directors

Proxy Analysis:

General Magic, Inc.

Ticker: GMGC

Special Meeting: February 26, 2002

Record Date: January 11, 2002

Security ID: 2372042(SEDOL), 370253106(CUSIP), 370253114(CUSIP), 370253205(CUSIP), 370253304(CUSIP), 5446450(SEDOL), US3702531068(ISIN)

MEETING AGENDA

Item	Code	Proposals	Mgt. Rec.	ISS REC.

☐ 1	M0323	Approve Issuance of Shares for a Private Placement	For	FOR

☐ 2	M0304	Increase Authorized Common Stock	For	FOR

General Magic, Inc. • February 11, 2002	©2001, Institutional Shareholder Services
Dennis Harding, Analyst	Phone: 301/545-4555

INSTITUTIONAL SHAREHOLDER SERVICES	PAGE 2

BUSINESS: Developer of software platform technologies for electronic communication devices and computer networks

STATE OF INCORPORATION: Delaware

ACCOUNTANTS: KPMG LLP

AUDIT FEES: The proxy statement does not include information regarding the breakdown of fees paid to the auditor in the last fiscal year.

General Magic, Inc. • February 11, 2002	©2001, Institutional Shareholder Services
Dennis Harding, Analyst	Phone: 301/545-4555

INSTITUTIONAL SHAREHOLDER SERVICES	PAGE 3

BOARD SUMMARY

		Affiliated	Independent
	Insiders	Outsiders	Outsiders

Full Board	1	1	4
Audit Committee	0	0	3
Compensation Committee	0	1	1
Nominating Committee	0	1	4

Classified Board: No	CEO as chairman: No
Current Nominees: None	Retired CEO on board: No

General Magic, Inc. • February 11, 2002	©2001, Institutional Shareholder Services
Dennis Harding, Analyst	Phone: 301/545-4555

INSTITUTIONAL SHAREHOLDER SERVICES	PAGE 4

NOTE: The company has two types of voting stock: common stock and Series G convertible preferred stock. Each shares of common and Series G convertible preferred stock entitles its holders to one and 8,907,363 votes, respectively.

 ☐ Item 1: Approve Issuance of Shares for a Private Placement

This item seeks shareholder approval to the issuance of common stock equal to 20 percent or more of the outstanding common stock or voting power of the company.

On Dec. 3, 2001, the company raised $4.7 million through the sales of shares of its common stock to certain institutional investors. The sale of these shares provided the company with the necessary capital needed to fund the company’s continued operations in 2002. However, to achieve cash break-even, the company intends to raise $15 to $20 million in additional capital, which the company believes will be sufficient to fund the company’s continued operations in 2002. To accomplish this, the company intends to issue up to a maximum of 50 million shares of common stock for an aggregate purchase price of up to $20 million, at a maximum discount to the closing bid price of the company’s common stock on the date of issuance of up to 20 percent. The Marketplace Rules of the NASDAQ National Market require shareholder approval of the sale or issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20 percent or more of the outstanding common stock or 20 percent or more of the voting power outstanding before the issuance of the securities if the issuance is for less than the greater of book or market value of the common stock on the date such securities are originally issued. For the three years beginning Dec. 31 1998, and ending Dec. 31, 2000, the company recorded total revenue of $11.60 million and a net loss of $121.59 million.

Management believes that the procurement of additional financing is necessary to strengthen the company’s financial position, to provide the company with the resources necessary to pursue growth and new market opportunities, and to assure current and potential customers that the company has sufficient financial resources to successfully continue to develop and support the company’s products.

Given the company’s current financial situation, ISS believes this request to be reasonable and in the best interests of shareholders.

Vote FOR Item 1.

 ☐ Item 2: Increase Authorized Common Stock

This proposal seeks shareholder approval to amend the company’s certificate of incorporation to increase the number of authorized shares of common stock by 33 percent to 200,000,000, from 150,000,000. Management states that the additional authorized shares would provide the company with greater flexibility to issue shares in connection with stock splits or dividends, financings, employee compensation plans, or

General Magic, Inc. • February 11, 2002	©2001, Institutional Shareholder Services
Dennis Harding, Analyst	Phone: 301/545-4555

INSTITUTIONAL SHAREHOLDER SERVICES	PAGE 5

other general purposes. Details of this proposal and the company’s utilization of its current authorized common stock are as follows:

Capital Request
Current authorized shares:	150,000,000
Proposed increase in authorized shares:	50,000,000

New authorization:	200,000,000	33.0%

Shares outstanding at record date:	92,860,972
Shares reserved for legitimate business purposes (excludes shareholder rights plans and non-shareholder approved stock incentive plans):	29,458,246

Shares outstanding and reserved:	122,319,218

Shares available for issue (pre-increase):	27,680,782
Shares available for issue (post-increase):	77,680,782

Shares available (post-increase) as a % of new authorization:	38.8%

Requests for additional capital are analyzed on a case-by-case basis after considering the proposals submitted by peer companies and company performance as measured by three-year total shareholder returns. A base threshold level for establishing an adequate reserve pool may then be adjusted upward for companies using shares for legitimate business purposes such as a history of stock splits and reasonable stock-based incentive plans.

Allowable Increase
SIC Code: 7373 Proposed increase in authorized shares:	50,000,000
Allowable increase in authorized shares:	127,500,000

Below allowable threshold by:	77,500,000

The requested increase of 50,000,000 shares is below the allowable threshold of 127,500,000 shares.

Vote FOR Item 2.

General Magic, Inc.
420 North Mary Avenue
Sunnyvale CA 94086
(408) 774-4000

General Magic, Inc. • February 11, 2002	©2001, Institutional Shareholder Services
Dennis Harding, Analyst	Phone: 301/545-4555

INSTITUTIONAL SHAREHOLDER SERVICES	PAGE 6

Solicitor: Mackenzie Partners, Inc.

This vote recommendation has not been submitted to, nor received approval from, the Securities and Exchange Commission. While ISS exercised due care in compiling this analysis, we make no warranty, express or implied, regarding the accuracy, completeness, or usefulness of this information and assume no liability with respect to the consequences of relying on this information for investment or other purposes.

General Magic, Inc. • February 11, 2002	©2001, Institutional Shareholder Services
Dennis Harding, Analyst	Phone: 301/545-4555

INSTITUTIONAL SHAREHOLDER SERVICES	PAGE 7

Vote Record Form:

General Magic, Inc.

Ticker: GMGC

Special Meeting: February 26, 2002	Record Date: January 11, 2002

Account ID Code:	Shares Held on Record Date:

Shares Voted:	Date Voted:

MEETING AGENDA

Item	Code	Proposals	Mgt. Rec.	ISS REC.	Vote Cast

☐ 1	M0323	Approve Issuance of Shares for a Private Placement	For	FOR

☐ 2	M0304	Increase Authorized Common Stock	For	FOR

General Magic, Inc. • February 11, 2002	©2001, Institutional Shareholder Services
Dennis Harding, Analyst	Phone: 301/545-4555